EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Current Report on Form 8-K and the incorporation by reference in the Registration Statements on Form S-1/A (Nos. 333-269463 and 333-268213), of our report dated April 18, 2022 related to the financial statements of Sunnyside LLC dba Sundry (the “Company”) as of December 31, 2021, and for the year then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

Newport Beach, California

September 1, 2023